================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K




                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                         SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of Earliest Event Reported) August 9, 2001

                              ___________________



                          CRESTLINE CAPITAL CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

                  Maryland                              1-14635                            52-2151967
(State or Other Jurisdiction of Incorporation)   (Commission File Number)   (I.R.S. Employer Identification Number)


                 6600 Rockledge Drive, Bethesda, Maryland 20817
               (Address of Principle Executive Offices) (Zip Code)

                              ___________________


        Registrant's Telephone Number, Including Area Code (240) 694-2000



================================================================================

                                    FORM 8-K

Item 5. Other Events and Regulation FD Disclosure

     Crestline Capital Corporation (the "Company) announced that it has entered into an agreement to sell its portfolio of 31 senior living communities to Senior Housing Properties Trust, a real estate investment trust (REIT) based in Newton, Massachusetts. Total consideration for the transaction is $600 million, including approximately $235 million of existing debt. The transaction is expected to close in the first quarter of 2002 and is subject to a successful vote by at least two thirds of the Company's shareholders, arranging additional debt financing of $150 million to $175 million and customary closing conditions.

Item 7. Financial Statements and Exhibits

        (c)     Exhibits.

        99.1 Stock Purchase Agreement Among Senior Housing Properties Trust, SNH/CSL Properties Trust, Crestline Capital Corporation and CSL Group, Inc. Dated August 9, 2001

        99.2 Press Release Announcing the Sale of the Company's Senior Living Community Portfolio for $600 Million.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 Crestline Capital Corporation

                                 By: /s/ Larry K. Harvey
                                     -------------------------------------------
                                     Larry K. Harvey
Date:    August 20, 2001                Senior Vice President, Treasurer and
      ----------------------
                                        Controller

                                       2